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EXELON CORPORATION

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Exelon Corporation Shareholder Outreach Spring 2017

Cautionary Statements Regarding Forward-Looking Information This presentation contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, that are subject to risks and uncertainties. The factors that could cause actual results to differ materially from the forward-looking statements made by Exelon Corporation include those factors discussed herein, as well as the items discussed in (1)  Exelon’s 2016 Annual Report on Form 10-K  in (a) ITEM 1A. Risk Factors, (b) ITEM 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations and (c) ITEM 8. Financial Statements and Supplementary Data: Note 24, Commitments and Contingencies; and (2) other factors discussed in filings with the SEC by Exelon. Readers are cautioned not to place undue reliance on these forward-looking statements, which apply only as of the date of this presentation. Exelon does not undertakes any obligation to publicly release any revision to its forward-looking statements to reflect events or circumstances after the date of this presentation.

2016 Adjusted (non-GAAP) Operating Earnings Exelon reports its financial results in accordance with accounting principles generally accepted in the United States (GAAP). Exelon supplements the reporting of financial information determined in accordance with GAAP with certain non-GAAP financial measures, including adjusted (non-GAAP) operating earnings per share. Adjusted (non-GAAP) operating earnings per share exclude certain costs, expenses, gains and losses and other specified items, including mark-to-market adjustments from economic hedging activities, unrealized gains and losses from nuclear decommissioning trust fund investments, merger and integration costs, certain costs incurred associated with the PHI acquisition, merger commitments related to the settlement of the PHI acquisition, the impairment of certain long-lived assets, plant retirements and divestitures, costs related to the cost management program, the non-controlling interest in Constellation Energy Nuclear Group, LLC, and other items as set forth in the reconciliation below. The presentation of adjusted (non-GAAP) operating earnings per share is intended to enhance an investor’s overall understanding of period over period financial results and provide an indication of Exelon’s baseline operating performance by excluding items that are considered by management to be not directly related to the ongoing operations of the business. In addition, this information is among the primary indicators management uses as a basis for evaluating performance, allocating resources, setting incentive compensation targets and planning and forecasting of future periods. Accordingly, management uses adjusted (non-GAAP) operating earnings per share as a goal in its annual incentive plan. Adjusted (non-GAAP) operating earnings per share is not a presentation defined under GAAP and may not be comparable to other companies’ presentations. Exelon provides adjusted (non-GAAP) operating earnings per share as supplemental information and in addition to earnings per share that are calculated and presented in accordance with GAAP. Adjusted (non-GAAP) operating earnings per share should not be deemed more useful than, a substitute for, or an alternative to earnings per share calculated and presented in accordance with GAAP. A reconciliation of reported GAAP earnings per share to adjusted (non-GAAP) operating earnings per share for 2016 is presented below; amounts may not add due to rounding: 2016 Adjusted (non-GAAP) Operating Earnings (Loss) Per Share $  2.68 Adjustments: Mark-to-market impact of economic hedging activities     0.03 Unrealized (gains) losses related to NDT fund investments    (0.13) Amortization of commodity contract intangibles     0.04 Merger and integration costs     0.12 Long-lived asset impairment     0.11 Asset retirement obligation    (0.08) Reassessment of state deferred income taxes     0.01 Merger commitments     0.47 Plant retirements and divestitures     0.47 Cost management program     0.04 Like-kind exchange tax position     0.21 Curtailment of Generation growth and development activities     0.06 Non-controlling interest     0.11 2016 GAAP Earnings (Loss) Per Share $  1.22

Performance Update (1) Commitment to grow dividend at least 2.5% for each of the next 3 years Earnings and Dividends per Share (1) Beat adjusted (non-GAAP) operating EPS target by 14 cents Adjusted (non-GAAP) EPS growth in 2016 ($2.68) vs 2015 ($2.49) was 8% EXC 2016 TSR of 32.8% outperformed the UTY by 15.4% and the S&P 500 by 20.9% Successfully executed strategic M&A transactions including PHI, ConEd Solutions and James A. FitzPatrick Nuclear Power Plant NY and IL clean energy regulations and legislation In 2016, through growth and acquisition achieved Fortune 100 status (only utility company) All-time best nuclear operating performance; best in class Best on record or best in class utility operating performance Key Successes Total Shareholder Return Revenue (in millions) Our Key Financial Objectives: Stable Growth, Redeploying Cash Flows and an Attractive Dividend Merger with Constellation Energy

Comprehensive Engagement Process Implemented changes to 2016 program, included investor feedback received during 2016 proxy season and June investor outreach Preliminary Off-Season Investor Outreach Compensation Committee Meeting Additional Investor Outreach Engaged with 30% of outstanding shares to understand investor viewpoints on potential compensation changes Requested meetings with investors representing nearly 50% of outstanding shares to discuss changes and solicit feedback for 2017 program Apr May June July Aug Sep Oct Nov Dec Jan Compensation Committee Meeting In-season Investor Outreach and Annual Shareholder Meeting Engaged with 40% of outstanding shares immediately prior to annual meeting Discussed 2017 program to incorporate investor feedback received during June and September investor outreach Following the say-on-pay vote at our 2016 annual meeting, we engaged with our investors to ensure that changes to our compensation program incorporated shareholder feedback Internal Analysis Conducted goal rigor analysis to help inform target-setting process to ensure goals are challenging Determined 2016 AIP payouts and set 2017 compensation metrics and targets Compensation Committee Meeting 2016 2017

Responsive to Shareholder Feedback on Executive Compensation Shareholder Feedback Our Response Annual Incentive Program (AIP): Changes Implemented Retroactively to Awards Granted for 2016 2015 payout was above target when TSR lagged peers Future payouts capped at target if negative absolute TSR for 12 months Operational metrics are more appropriate for AIP than PShares Added operational metrics to AIP with a 30 percent weighting Individual Performance Multiplier (IPM) is discretionary Eliminated the IPM component Long-Term Performance Share Award Program (PShares): Changes Implemented Retroactively Where Possible and In All Future Awards One-year performance periods are too short Moving PShares performance periods from annual to 3-year through a phased-in process EPS metric overlaps with AIP and operational metrics are more appropriate in AIP than PShares Moved EPS and operational metrics from PShares to AIP in 2016; adopted new PShares financial metrics tied to our value proposition for 2017 IPM is discretionary Eliminated the IPM component starting with the 2014-2016 performance periods paid in 2017 TSR modifier for PShares does not have big enough impact Amended TSR modifier starting with the 2014-2016 performance periods paid in 2017 Moved from a stair-step approach to a point-for-point approach Removed limit on TSR modifier Performance compared to the UTY instead of the four-company competitive integrated peer group Future payouts capped at target if negative absolute TSR for the final 12 months of the measurement period Other Compensation Program Changes Made for 2016 and 2017 Legacy excise tax gross-up on “golden parachute” arrangements Removed excise tax gross-up provisions for transactions resulting in change in control with no recompense for removal Concern that goal-setting process is not rigorous and goals were not challenging Further enhanced and clarified goal setting process as described in this CD&A

Executive Compensation Overview

<table>
<tr><th>Pay Element</th><th>Form</th><th colspan="2">Performance Period</th><th>Performance Link</th><th>Purpose</th></tr>
<tr><td>Salary</td><td>Cash</td><td colspan="2">N/A</td><td>N/A</td><td>Provide income certainty at competitive levels to attract and retain key talent</td></tr>
<tr><td>Annual Incentive Plan</td><td>Cash</td><td colspan="2">1 Year</td><td>▪ Adjusted Operating EPS (70%)
▪ Operational Goals (30%)
– Outage Duration, Outage Frequency, Net Fleetwide Capacity Factor, Dispatch Match
▪ TSR Cap if negative 1-year absolute TSR</td><td>Motivate executives to achieve key annual financial and operational objectives</td></tr>
<tr><td rowspan="4">Long-Term Incentive Plan</td><td rowspan="3">Performance Shares (67% of LTIP)</td><td rowspan="3">Weighted Average of Performance 2016-2018</td><td>2016 Scorecard</td><td>▪ Earned ROE at Exelon (50%)
▪ FFO/Debt at ExGen (50%)</td><td rowspan="3">Focus executives on driving long-term success and align interests of executives with shareholders</td></tr>
<tr><td>2017-2018 Scorecard</td><td>▪ Utility Earned Return on Equity (33.3%)
▪ Utility Net Income (33.3%)
▪ Exelon FFO/Debt (33.4%)</td></tr>
<tr><td>2016-2018 Modifier</td><td>▪ Relative TSR Modifier (3 year period)
▪ TSR Cap if negative 1-year absolute TSR</td></tr>
<tr><td>Restricted Stock (33% of LTIP)</td><td colspan="2">Vest One-Third Per Year Over 3 Years</td><td>▪ Stock Price</td><td>Enhance retention of key talent and align interests of executives with shareholders</td></tr>
</table>

6

Exelon.

Compensation Program is Directly Linked to Strategy Strategic Business Objective Compensation Component or Metric Regulated utility growth with utility EPS rising 7-9% and rate base growth of 6.1% annually from 2016-2020 Adjusted Operating EPS Performance measure for the AIP Utility Net Income New metric for PShares granted in 2017 and later Strong free cash generation and maintaining a strong balance sheet will support utility growth Exelon FFO/Debt New metric for PShares granted in 2017 and later Invest in utilities where we can earn an appropriate return Utility Return on Equity New metric for PShares granted in 2017 and later Superior operational performance to support achievement of financial objectives Operational Metrics Outage duration, outage frequency, net fleetwide capacity factor and dispatch match are performance measures for the AIP Create sustainable value for shareholders by executing business strategy Relative TSR Modifier for PShares grants

Goals Are Rigorous and Transparent The goal-setting process is competitive and well-defined The committee annually reviews components, targets and payouts to ensure that they are challenging, contain appropriate stretch and are designed to mitigate excessive risk The committee utilizes both short- and long-term financial and operational results relative to our internal goals as well as a TSR modifier Target levels are challenging to achieve and drive long-term growth and success Set EPS metric to external financial guidance, which assures that the metric is transparent and rewards management only if they are successful in achieving financial results that meet external expectations Set 2016 adjusted operating EPS target 5 cents above 2015 actual performance Set 2017 adjusted operating EPS target at a meaningful level above the 2016 actual results (which included the impact of approximately 10 cents of favorable load, primarily driven by weather) and reflects significant stretch compared to internal budgeting and Wall Street guidance Set operational metrics at challenging levels (i.e., target typically corresponds to top quartile performance) compared to industry standards Set return and cash flow metrics (e.g., ROE and FFO/Debt) based on internal business plan

CEO Compensation Aligns with Stock Price Performance Rigorous goals and targets lead to strong pay-for-performance alignment +29.57% 1/1/2014 12/31/2016 2014 2016 +1.6% CEO Pay (SCT; millions) Compensation Committee Exercised Negative Discretion in 2016 Investors expressed concern about 2015 CEO AIP payout Committee adjusted 2016 CEO AIP payout percentage from 143.08% to 100% to account for a number of factors, including what the 2015 AIP award would have been had the 2016 program design been in place Committee determined not to increase CEO pay targets from 2016

Director Expertise and Board Attributes Financial, accounting and financial reporting experience 13 Senior management leadership / CEO experience 13 Knowledge of Exelon’s business / industry experience 10 Innovation and technology experience 6 Government and regulatory experience 7 Risk oversight / risk management experience 10 Investor relations / investment management experience 9 Manufacturing, construction, engineering and performance management experience 8 Diverse Experience Tied to Business Needs Balanced Tenure Independent and Diverse Average tenure: 7 years

Strong Governance Profile and Practices Compensation Governance Significant stock ownership requirements for directors and executive officers Double-trigger change-in-control agreements Prohibit hedging transactions, short sales, derivative transactions or pledging Robust clawback policy No employment agreements No excise tax gross-ups for change-in-control agreements No option re-pricing or buyouts Use independent compensation consultant Corporate Governance Strong history of shareholder engagement, since 2006 Proxy access on market-standard terms Independent Chairman Independent directors regularly meet in executive sessions without management Annual director elections Majority voting Annual Board evaluations and regular focus on director skills and experiences Commitment to Board refreshment Annual in-depth evaluation of management succession and leadership development Strong Board oversight of enterprise risk

Appendix

Exelon: An Industry Leader Note: All numbers reflect year-end 2016; revenue accounts for PHI as of the merger effective date of March 24, 2016 through December 31, 2016.

Constellation Customer facing portion of generation business Provides energy products and services to approximately 2 million residential, public sector and business customers, including more than two-thirds of the Fortune 100 Business Overview Exelon Utilities Total Generation Output (TWh) (1) Exelon Generation ComEd Power 3.8 million retail customers in northern Illinois (1) Includes regulated and non-regulated generation. Source: Benchmarking Air Emissions, July 2015 (2) Excludes EDF’s equity ownership share of the CENG Joint Venture Pepco Power More than 842,000 customers in Maryland and DC (2) Exelon’s mission is to be the leading diversified energy company – by providing reliable, clean, affordable and innovative energy products Power Generation One of largest competitive US power generators, with approximately 32,700 megawatts of owned capacity comprising one of the nation's cleanest, lowest-cost power generation fleets PECO Power and natural gas 2.1 million retail customers in Pennsylvania BGE Power and natural gas 1.85 million retail customers in central Maryland Delmarva Power Power and natural gas 645,000 customers in Delaware and the Delmarva Peninsula Atlantic City Electric Power 547,000 electric customers in southern New Jersey #2 in Total Generation Output #1 in Lowest Carbon Intensity #1 in Retail Load Served (Constellation) #1 in U.S. Utility Customers #4 in Total Capital Expenditures (2016-2018) #4 in Total Utility Rate Base

The Exelon Value Proposition Regulated Utility Growth with utility EPS rising 6-8% annually from 2017-2020 and rate base growth of 6.5%, representing an expanding majority of earnings ExGen’s strong free cash generation will support utility growth while also reducing debt by ~$3B over the next 4 years Optimizing ExGen value by: Seeking fair compensation for the zero-carbon attributes of our fleet; Closing uneconomic plants; Monetizing assets; and Maximizing the value of the fleet through our generation to load matching strategy Strong balance sheet is a priority with all businesses comfortably meeting investment grade credit metrics through the 2020 planning horizon Capital allocation priorities targeting: Organic utility growth; Return of capital to shareholders with 2.5% annual dividend growth through 2018(1); Debt reduction; and Modest contracted generation investments (1) Quarterly dividends are subject to declaration by the board of directors.